                                                                   EXHIBIT 4.1.1

                              12 1/2% Senior Notes

                                    due 2004


                             ----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of August 23, 1996

                                       to

                                   INDENTURE

                            Dated as of May 23, 1996
                             ----------------------

                              FRD ACQUISITION CO.,

                                     Issuer

                                      and

                             THE BANK OF NEW YORK,

                                    Trustee
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     This FIRST SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (the
"First Supplemental Indenture") is dated as of August 23, 1996, and is made by and among FRD Acquisition Co., a Delaware corporation (the "Company") and The Bank of New York (the "Trustee").

                                    RECITALS

     A. Pursuant to an Indenture dated as of May 23, 1996 (the "Indenture") between the Company and the Trustee, the Company issued $150,000,000 principal amount of its 12 1/2% Senior Notes due 2004 (the "Securities") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     B. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     C. The Company has filed a Registration Statement (File No. 333-07601) with the Securities and Exchange Commission (the "Registration Statement") pursuant to which the Company has made an offer (the "Exchange Offer") to the holders of the privately issued Securities (the "Series A Senior Notes") to exchange their Series A Senior Notes for 12 1/2% Series B Senior Notes due 2004 of the Company (the "Series B Senior Notes").

     D. The form and terms of the Series B Senior Notes are the same as the form and terms of the Series A Senior Notes except that (i) the Series B Senior Notes will have been registered under the Securities Act and, therefore, the Series B Senior Notes will not bear legends restricting the transfer thereof and
(ii) holders of the Series B Senior Notes will not be entitled to certain rights of holders of the Series A Senior Notes under a Registration Rights Agreement, dated as of May 23, 1996, as subsequently amended (the "Registration Rights Agreement"), which rights will terminate upon the consummation of the Exchange Offer. The Series B Senior Notes will evidence the same indebtedness as the Series A Senior Notes (which they replace) and will be entitled to the benefits of the Indenture, governing the Series A Senior Notes and the Series B Senior Notes.

     E. The purposes of this First Supplemental Indenture are to amend and modify the Indenture to provide for the Exchange Offer and eliminate the transfer restrictions set forth on the note attached as Exhibit A to the Indenture with respect to the Series B Senior Notes.

     F. Section 9.2 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, may amend or supplement the Indenture or the Securities, as set forth below.

     G. The Company having been duly authorized by a Board Resolution, and the Trustee (i) having received an Opinion of Counsel pursuant to Section 9.6 of the Indenture stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture and (ii) having received an Officers' Certificate of the Company pursuant to Section 9.4 of the Indenture certifying that Holders of not less than a majority in aggregate principal amount of the then outstanding Securities have consented to (and not theretofore revoked) the amendments set

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forth below, the Company and the Trustee are authorized to execute and deliver this First Supplemental Indenture pursuant to Article 9 of the Indenture.

     H. All of the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms, have been performed and fulfilled.

     NOW, THEREFORE, it is agreed as follows:

     1. Pursuant to Section 9.2 of the Indenture, and having received the written consents of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities required thereby, the Indenture is amended as follows:

         a. The following definitions are hereby added to Section 1.1 of the Indenture in appropriate alphabetical order:

          "Exchange Offer" means the offer that may be made by the Company
           --------------
          pursuant to the Registration Rights Agreement to exchange Series B Senior Notes for Series A Senior Notes.

          "Series A Senior Notes" means the Company's 12 1/2% Senior Notes due
           ---------------------
          2004 issued under the Indenture.

          Series B Senior Notes" means the Company's 12 1/2% Series B Senior
          ---------------------
          Notes due 2004 to be issued pursuant to the Indenture in the Exchange Offer.

         b. The definition of "Securities" in Section 1.1 of the Indenture is deleted in its entirety and replaced with the following: "Series A Senior Notes and Series B Senior Notes".

         c. The definition of "Restricted Security" in Section 1.1. of the Indenture is deleted in its entirety and replaced with the following:

          "means a Series A Senior Note, until the earliest to occur of (a) the date on which such Series A Senior Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Series A Senior Note has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, (c) the date on which such Series A Senior Note is distributed to the public pursuant to Rule 144 under the Securities Act and (d) the date on which such Series A Senior Note is freely tradeable by the Holder thereof under Rule 144(k) under the Securities Act (or any similar provision then in force).

     2. The first sentence of Section 2.6(b) of the Indenture is amended by deleting the words "Restricted Security" and replacing them with the words "Series A Senior Note". The following sentence is added after the first sentence of Section 2.6(b): "Each Series B Senior Note

                                       3
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shall be in substantially the form set forth on Exhibit A hereto, provided that
                                                ---------
each Series B Senior Note shall not bear the legend set forth on Exhibit A."
                                                                 ---------

     3. The following is added after the last sentence of the first paragraph of Section 2.6(b) of the Indenture:

          "Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Senior Notes in exchange for Series A Senior Notes accepted for exchange in the Exchange Offer, which Series B Senior Notes shall not bear the legend set forth on the note attached as Exhibit A hereto, and the Registrar shall rescind any restriction
             ---------
          on the transfer of such Series A Senior Notes, in each case unless the Holder of such Series A Senior Notes is either (A) a broker-dealer,
          (B) a Person participating in the distribution of the Series A Senior Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company."

     4. This First Supplemental Indenture shall be effective as of the date hereof.

     5. Except as specifically amended hereby, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

     6. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     7. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.

     IN WITNESS WHEREOF, the parties hereto caused this First Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.


                                       FRD ACQUISITION CO.,
                                       a Delaware corporation
[Seal]
Attest:

- ---------------------------            -----------------------------
                                       By:
                                       Its:


                                       THE BANK OF NEW YORK,
                                       as Trustee


                                       -----------------------------
                                       By:
                                       Its:

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                             CONSENT OF NOTEHOLDERS

     The undersigned, constituting holders of not less than a majority of the outstanding principal amount of the Securities, hereby consent to the supplement and amendments to the Indenture set forth above in this First Supplemental Indenture.


                               Name of Holder:
                                                ----------------------------
                               Address of Holder:
                                                  --------------------------

                               ---------------------------------------------

                               ---------------------------------------------

                               By:
                                  ------------------------------------------
                                     Name:
                                     Title:

                               Aggregate Principal Amount of Securities
                               Held by Such Holder Named Above as of
                               August 23, 1996:

                               $
                                ------------------------

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